UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2007

Plumas Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-49883	95-3520374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

35 S. Lindan Avenue, Quincy, California		95971
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(530)283-7305

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 19, 2007 Plumas Bank entered into Amended and Restated Director Retirement Agreements with the following nonemployee directors of the Company:

Alvin Blickenstaff, Arthur C. Grohs, Jerry V. Kehr, Terrance J. Reeson, Thomas Watson and Daniel E. West.

These agreements amend previous agreements with the Directors to reflect recent provisions of Internal Revenue Code Section 409A.

Item 9.01 Financial Statements and Exhibits.

First Amendment to the Plumas Bank Amended and Restated Director Retirement Agreements of Alvin Blickenstaff, Arthur C. Grohs, Jerry V. Kehr, Terrance J. Reeson, Thomas Watson and Daniel E. West.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp

September 25, 2007	By:	Andrew J. Ryback

Name: Andrew J. Ryback
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.64	First Amendment to the Plumas Bank Amended and Restated Director Retirement Agreement for Alvin Blickenstaff adopted on September 19, 2007.
10.65	First Amendment to the Plumas Bank Amended and Restated Director Retirement Agreement for Arthur C. Grohs adopted on September 19, 2007.
10.66	First Amendment to the Plumas Bank Amended and Restated Director Retirement Agreement for Jerry V. Kehr adopted on September 19, 2007.
10.67	First Amendment to the Plumas Bank Amended and Restated Director Retirement Agreement for Terrance J. Reeson adopted on September 19, 2007.
10.68	First Amendment to the Plumas Bank Amended and Restated Director Retirement Agreement for Thomas Watson adopted on September 19, 2007.
10.69	First Amendment to the Plumas Bank Amended and Restated Director Retirement Agreement for Daniel E. West adopted on September 19, 2007.